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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related joint proxy statement/prospectus of Veeco Instruments Inc. for the registration of 6,000,000 shares of its common stock, and to the incorporation by reference therein of our report dated February 10, 2000, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Melville, New York
March 31, 2000